EXHIBIT-99.J
              Consent of Ernrst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A)
(No. 33-67490) of Delaware Group Adviser Funds, Inc. of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders


                                     /s/ Ernst & Young LLP
                                     ---------------------
                                         Ernst & Young LLP

Philadelphia, Pennsylvania
February 22, 1999

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Adviser Funds, Inc.

We have audited the accompanying statements of net assets and the statements of assets and liabilities of Delaware Group Adviser Funds, Inc. (comprised of the U.S. Growth Fund, the Overseas Equity Fund and the New Pacific Fund) (the "Funds") as of October 31, 1998, and the related statements of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods ended October 31, 1994 through October 31, 1996 were audited by other auditors whose report dated December 20, 1996 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1998, by correspondence with the Funds' custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Delaware Group Adviser Funds, Inc. at October 31, 1998, and the results of their operations for the year then ended and the changes in their net assets and their financial highlights for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania
December 4, 1998